Exhibit 4.2


                                AMENDMENT NO. 1
                                      TO
                           THE RITE AID 401(k) PLAN

            WHEREAS, Rite Aid Corporation ("Company") has established The Rite Aid 401(k) Plan ("Plan"); and

            WHEREAS, certain Plan participants who purchased life insurance policies under the Plan ("Electing Participants") have directed the Trustee to elect (actual and deemed) on their behalf to submit a claim under the Claim Evaluation Process of the proposed settlement of the In Re: Great Southern Life Insurance Company Sales Practices Litigation ("Litigation"); and

         WHEREAS, the Company desires to amend the Plan to delegate to each Electing Participant the authority to respond to, prepare, and file a claim form in connection with settlement of the Litigation, without it having to be executed or filed by the Trustee of the Plan's trust;

            NOW, THEREFORE, effective May 8, 2002, the Plan is hereby amended as follows:

            1. Section 4.16 of the Plan is hereby amended by adding the following to the end of the last paragraph of Section 4.16:

                  "Any Participant who can have a claim form filed in the Litigation ("Claim Form") pursuant to their election under this Section 4.16 shall have the exclusive authority and responsibility to prepare the Claim Form, sign the claim form as the owner wherever the signature of the owner is required, and file the Claim Form ("Filing Participant"). The Filing Participant shall, with respect to the preparation, completion, execution and filing of the Claim Form, have all of the authority the Trustee would have had in connection with the Claim Form in the absence of this
                  Section 4.16."

            IN WITNESS WHEREOF, this Amendment No. 1 to the Plan has been executed this 8th day of May, 2002.



TRUSTEE                                            RITE AID CORPORATION



By: /s/ Richard Varmecky                           By: /s/ Keith W. Lovett
   -----------------------------                      --------------------------
   Richard Varmecky                                   Keith W. Lovett
   Trustee                                            Sr. Vice President,
                                                      Human Resources